Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Rule 14a-11(c) or rule 14a-12

ASENSUS SURGICAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

1 TW Alexander Drive, Suite 160
Durham, North Carolina 27703
(919) 765-8400

This Schedule 14A relates to the proposed acquisition of Asensus Surgical, Inc., a Delaware corporation (the “Company”) by KARL STORZ Endoscopy-America, Inc., a California corporation (“Parent”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), among the Company, Parent and Karl Storz California Inc., a California corporation and a wholly owned subsidiary of Parent (“Merger Sub”), dated June 6, 2024. On June 7, 2024, Anthony Fernando, the Chief Executive Officer of the Company, sent the below email to all employees of the Company:

Team,

It was good seeing everyone this morning, and I was excited to share the news about us signing the Definitive Merger Agreement with KARL STORZ. We are on track and making progress toward the closing of this transaction, which we estimate will occur in the third quarter of 2024.

I wanted to reiterate what we discussed during our all-hands meeting. This merger is a three step process. We announced the letter of intent on April 3, 2024 and now, ten weeks later, we have signed the Definitive Merger Agreement, as planned. The last step of this process is for us to seek stockholder approval which involves filing a proxy statement and holding a special meeting of our stockholders. We will begin this process promptly and we will keep you informed of our progress. For those of you that are stockholders of the company, we will seek your vote as well through the definitive proxy statement.

Over the past several weeks we have had many conversations about why this merger makes sense for Asensus and for KARL STORZ. It is exciting to see two like-minded companies come together with the intent of leveraging each other’s strengths to create something greater to benefit patients and surgeons worldwide. As I have stated before, the combination of our two businesses is a natural evolution of our ongoing relationship with KARL STORZ that has been strengthened as we have been working closely together to negotiate various collaboration arrangements over the past two years. KARL STORZ recognizes the unique value of our technology and our team, and we have and continue to admire the KARL STORZ surgical technologies and their market leadership position globally. KARL STORZ remains enthusiastic about completing the development of the LUNA™ System and ISU™. We expect the combination of our teams and technologies to provide new opportunities and growth for the Company and for all of you.

I also received a short note from Karl-Christian Storz, CEO of KARL STORZ, sharing his excitement about this upcoming merger, that he requested be shared with all of you. Please see attached.

Given that we have not closed the transaction, it is important to note that only authorized spokespeople should speak with investors or reporters or the public generally. Due to the nature of this agreement and the heightened level of regulatory scrutiny, it is critical that we speak with one voice. Directing all inbound inquiries to a single source will help us achieve this. If you are contacted by an investor or a member of the media or the public, please refer them to Shameze, Josh or myself.

I want to thank you once again for all your efforts and for having confidence in me and the leadership team to map our path forward and secure the resources and funding to realize our vision of digitizing the interface between surgeon and patient. While this is an exciting announcement and a step forward, it is business as usual for the immediate future, and we must maintain our focus on delivering on this year’s OKR’s and continuing to provide the same high-quality solutions that enhance surgical procedures worldwide.

Anthony

Caution Regarding Forward Looking Statements

This communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to risks and uncertainties. These risks and uncertainties include, but are not limited to, those associated with: the parties’ ability to meet expectations regarding the timing and completion of the Merger; the occurrence of any event, change or other circumstance that would give rise to the termination of the Merger Agreement; the fact that the Company’s stockholders may not approve the Merger Agreement and the Merger; the fact that certain terminations of the Merger Agreement require the Company to pay a termination fee of $3,600,000; the failure to satisfy each of the conditions to the consummation of the Merger; the disruption of management’s attention from ongoing business operations due to the Merger; the effect of the announcement or pendency of the Merger on the Company’s relationships with its customers, as well as its operating results and business generally; the outcome of any legal proceedings related to the Merger; retention of employees of the Company following the announcement of the Merger; the fact that the Company’s stock price may decline significantly if the Merger is not completed; the fact that the Company may be obligated to repay amounts advanced under a Secured Promissory Note to KARL STORZ (the “Note”) under certain circumstances and whether the Company will be able to repay the Note if the Merger is not completed, the availability of the remaining $10 million under the Note and other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as amended, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as each may be updated or supplemented by subsequent reports that the Company has filed or files with the SEC. The forward-looking statements speak only as of the date such statements are made. Neither Parent nor the Company is under any obligation to, and each expressly disclaim any obligation to, update or alter any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise, except as required by law.

Important Additional Information and Where to Find It

In connection with the Merger, the Company plans to file with the Securities and Exchange Commission (the “SEC”) preliminary and definitive proxy statements and other relevant documents. This communication is not a substitute for the proxy statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the Merger. Before making any voting decision, the Company’s stockholders are urged to read all relevant documents filed with the SEC, including the proxy statement, when they become available because they will contain important information about the Merger. Investors and security holders will be able to obtain the proxy statement and other documents filed by the Company with the SEC (when available) free of charge at the SEC’s website, www.sec.gov, or from the Company at the investor relations page of its website, www.asensus.com, Investors. These documents are not currently available.

No Offer or Solicitation

This disclosure is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock in respect of the Merger. Information about the Company’s directors and executive officers is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 21, 2024, as amended by the Form 10-K/A filed with the SEC on April 29, 2024. The names of participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant documents to be filed by the Company with the SEC in respect of the Merger.

More than 75 Years *Shaping the Future of Endoscopy with you*

STORZ
KARL STORZ—ENDOSKOPE

KARL STORZ SE & Co. KG • PO Box 230 • 78503 Tuttlingen/Germany

>> To All Asensus Employees <<

June 7, 2024

Subject: Personal message on the signing of the agreement

Dear Asensus Team,

As we continue working through the necessary closing procedures, I wanted to take a moment to express my sincere excitement for our potential future together and let you know we are preparing a warm welcome for you. It has always been clear to me that our businesses complement one another – and together, we will be even stronger in our pursuit of advancing surgical outcomes for patients around the world.

We look forward to working alongside such a talented team and helping enable a successful launch of LUNA into the market. Thank you for your brilliant work and continued commitment.

Yours sincerely,

Karl-Christian Storz
CEO of KARL STORZ SE & Co. KG

Office Address:
KARL STORZ SE & Co. KG
Dr.-Karl-Storz-Straße 34
78532 Tuttlingen/Germany
Phone: +49 7461 708-0
Fax: +49 7461 708-105
E-Mail: info@karlstorz.com
www.karlstorz.com

Bank Accounts:
UniCredit Bank AG
SWIFT: HYVEDEMM473
IBAN: DE62 6002 0290 0034 5326 05
Kreissparkasse Tuttlingen
SWIFT: SOLADES1TUT
IBAN: DE79 6435 0070 0000 0013 22

Deutsche Bank AG Tuttlingen
SWIFT: DEUTDESS653
IBAN: DE09 6537 0075 0211 6390 00
Volksbank Schwarzwald-Donau-Neckar eG
SWIFT: GENODES1TUT
IBAN: DE97 6439 0130 0000 7720 03

Limited Partnership:
KARL STORZ SE & Co. KG
Dr.-Karl-Storz-Straße 34
78532 Tuttlingen/Germany
Place of Business: Tuttlingen
Commercial Register:
Stuttgart HRA 450442
VAT-ID-No. DE 142931059
WEEE Reg.-No. DE 74465858

Unlimited Partner:
KARL STORZ Verwaltungs SE
Dr.-Karl-Storz-Straße 34
78532 Tuttlingen/Germany
Place of Business: Tuttlingen
Commercial Register: Stuttgart HRB 762524
Managing Director:
Karl-Christian Storz
Chair of the Supervisory Board:
Dr. h. c. mult. Sybill Storz

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